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                             WEIL, GOTSHAL & MANGES
                A Partnership Including Professional Corporations
                   767 Fifth Avenue   New York, NY  10153-0119
                                 (212) 310-8000
                               Fax: (212) 310-8007




Writer's Direct Line                         February 7, 1994




     The Bear Stearns Companies Inc.
     245 Park Avenue
     New York, New York 10167

     Bear Stearns Finance LLC
       c/o The Bear Stearns Companies Inc.
     245 Park Avenue
     New York, New York 10167

     Gentlemen:

               We have acted as United States counsel to Bear Stearns Finance LLC, an exempted company with limited duration incorporated under the laws of the Cayman Islands (the "Company") and as counsel to The Bear Stearns Companies Inc., a Delaware corporation (the "Guarantor"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-3 and one amendment thereto (collectively, the "Registration Statement") under the Securities Act of 1933, as amended, relating to the proposed offering in one or more series of up to 20,000,000 Exchangeable Preferred Income Cumulative Shares, $.01 par value (the "Preferred Shares"), of the Company. Terms defined in the Registration Statement and not otherwise defined herein are used herein with the meanings as therein so defined.

               In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of officers and representatives of the Guarantor and the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

               In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all























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     The Bear Stearns Companies Inc.
     Bear Stearns Finance LLC
     February 7, 1994
     Page 2

     documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. We have further assumed that all documents examined by us in the form of drafts will, when executed by the requisite signatories thereto, conform in substance and form in all material respects to the drafts that we have examined. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates of officers and representatives of the Company and the Guarantor.

               Based upon the foregoing, we are of the opinion that:

               (i) The Guarantor has been duly incorporated and is a validly existing corporation under the laws of the State of Delaware.

               (ii) The Guarantee has been duly authorized by all requisite corporate action of the Guarantor and will, when made, constitute a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent, conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

               (iii) Subject to the taking of the additional proceedings contemplated by the Prospectus, the shares of Guarantor Preferred Stock issuable, as contemplated by the Prospectus, in exchange for the Guarantor's promissory note to the Company, when issued and delivered as contemplated by the Prospectus, will be validly issued, fully paid and non-assessable.

               This opinion is limited in all respects to the laws of the State of New York, the corporate laws of the State of Delaware and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.


























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     The Bear Stearns Companies Inc.
     Bear Stearns Finance LLC
     February 7, 1994
     Page 3

               We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions "Taxation" and "Validity of Securities" in the Prospectus.

               We further consent to the use of this opinion as an exhibit to applications to the securities commissioners of various states of the United States for registration or qualification of the Preferred Shares and the Guarantor Preferred Stock.

               This opinion is rendered solely for your benefit in connection with the transactions described above. This opinion may not be used or relied upon by any other person and may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without our prior written consent except as noted above.

                                   Very truly yours,



                                   /s/ Weil, Gotshal & Manges